Exhibit 99.1

MICA MICROWAVE CORPORATION

INDEX TO FINANCIAL STATEMENTS

The following financial statements of MICA Microwave Corporation are included:

All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and, therefore, have been omitted.

Report of Independent Certified Public Accountants

To the Board of Directors

MICA Microwave Corporation

We have audited the accompanying balance sheets of MICA Microwave Corporation (incorporated in the State of California) as of October 31, 2006 and 2005, and the related statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MICA Microwave Corporation as of October 31, 2006 and 2005, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Boston, Massachusetts

August 16, 2007

MICA Microwave Corporation

Balance Sheets

	October 31,
	2006	2005
ASSETS
Current assets
Cash and cash equivalents	$92,460	$121,353
Accounts receivable	794,275	866,210
Other receivables	—	7,849
Inventories, net	1,378,646	1,253,984
Prepaid expenses and other current assets	33,223	34,142
Deferred income taxes	153,316	67,246

Total current assets	2,451,920	2,350,784

Property, plant and equipment, net	395,565	366,621

Other assets	12,150	14,925
Deferred income taxes	—	869

Total other assets	12,150	15,794

Total assets	$2,859,635	$2,733,199

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Line of credit	$512,651	$630,765
Current portion of capital lease obligations	—	25,333
Current portion of long-term debt	104,960	103,709
Accounts payable	372,430	511,972
Accrued expenses	370,756	285,694
Accrued income taxes	111,850	1,141

Total current liabilities	1,472,647	1,558,614

Long-term liabilities
Deferred income taxes	52,502	—
Long-term debt, net of current portion	75,653	179,081

Total long-term liabilities	128,155	179,081

Total liabilities	1,600,802	1,737,695

Commitments & contingencies (NOTE I)
Stockholders’ equity
Common stock, no par value, 2,000,000 shares authorized; 551,331 shares issued and outstanding	372,690	372,690
Subscription receivable	—	(37,500)
Retained earnings	886,143	660,314

Total stockholders’ equity	1,258,833	995,504

Total liabilities and stockholders’ equity	$2,859,635	$2,733,199

The accompanying notes are an integral part of these financial statements.

MICA Microwave Corporation

Statements of Operations

	Years Ended October 31,
	2006	2005
Net sales	$5,427,057	$5,462,114
Cost of sales	3,868,900	4,320,631

Gross profit	1,558,157	1,141,483
Operating expenses
Selling	537,988	430,753
General and administrative	621,987	595,361

Total operating expenses	1,159,975	1,026,114

Income from operations	398,182	115,369
Other (expense) income
Interest expense	(65,613)	(61,272)
Interest income	753	206
Other	(303)	14,391

Total other expense	(65,163)	(46,675)

Income before provision for income taxes	333,019	68,694
Provision for income taxes	107,190	17,582

Net income	$225,829	$51,112

The accompanying notes are an integral part of these financial statements.

MICA Microwave Corporation

Statement of Stockholders’ Equity

For the years ended October 31, 2006 and 2005

	Common Stock		Subscription Receivable	Retained Earnings	Total
	Shares	Amount
Balance at October 31, 2004	551,331	$372,690	$(59,167)	$609,202	$922,725
Collection of subscription receivable	—	—	21,667	—	21,667
Net income	—	—	—	51,112	51,112

Balance at October 31, 2005	551,331	372,690	(37,500)	660,314	995,504
Collection of subscription receivable	—	—	37,500	—	37,500
Net income	—	—	—	225,829	225,829

Balance at October 31, 2006	551,331	$372,690	$—	$886,143	$1,258,833

The accompanying notes are an integral part of these financial statements

MICA Microwave Corporation

Statements of Cash Flows

	Years Ended October 31,
	2006	2005
Cash flows from operating activities:
Net income	$225,829	$51,112
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for inventory obsolescence and losses	87,074	41,143
Gain on disposal of equipment	—	(11,500)
Depreciation and amortization	72,339	74,620
Deferred income taxes	(32,699)	15,601
Changes in operating assets and liabilities
Accounts receivable	71,935	(157,265)
Other receivables	7,849	(7,150)
Inventories	(211,736)	16,164
Prepaid expenses and other current assets	919	(13,260)
Other assets	2,775	(576)
Accounts payable	(139,543)	89,222
Accrued expenses	85,062	38,184
Accrued income taxes	110,709	(10,656)

Net cash provided by operating activities	280,513	125,639

Cash flows from investing activities:
Payments for purchases of property and equipment	(101,283)	(157,073)
Proceeds from disposal of equipment	—	11,500

Net cash used in investing activities	(101,283)	(145,573)

Cash flows from financing activities:
(Repayments) advances on line of credit	(118,114)	146,034
Repayments of debt	(102,176)	(117,730)

Principal payments on capital lease obligations	(25,333)	—
Collections of subscription receivable	37,500	21,667

Net cash (used in) provided by financing activities	(208,123)	49,971

Net (decrease) increase in cash and cash equivalents	(28,893)	30,037
Cash and cash equivalents at beginning of year	121,353	91,316

Cash and cash equivalents at end of year	$92,460	$121,353

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the year for:
Income taxes	3,613	11,797
Interest	$67,299	$60,374

Supplemental disclosure of non-cash investing activity:
Borrowings under capital lease obligations	$—	$25,333

The accompanying notes are an integral part of these financial statements.

MICA Microwave Corporation

Notes to the Financial Statements

October 31, 2006 and 2005

NOTE A - ORGANIZATION AND BUSINESS OPERATIONS

MICA Microwave Corporation (the “Company”) is engaged in the design and manufacture of a wide range of microwave products for various applications including mixers, isolators, detectors, limiters and circulators and sells to a variety of domestic and international commercial and military customers. MICA Microwave Corporation was incorporated in the State of California on January 17, 1984.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and judgments made by management include revenue recognition, net realizable value of inventory, allowance for doubtful accounts, goodwill impairment assessment, useful lives of property and equipment and the realizable value of deferred income taxes. Actual results could vary from the estimates that were assumed in preparing the financial statements and would impact future result of operations and cash flows.

Cash Equivalents

For purposes of reporting cash flows, the Company considers all cash accounts which are not subject to withdrawal restrictions or penalties with a maturity of three months or less to be cash or cash equivalents.

Revenue Recognition

The Company generates revenue from the sale of products and technology development. Revenue is recognized when persuasive evidence of an arrangement exists, delivery of product has occurred or services have been rendered, the price to the customer is fixed or determinable, collection is reasonably assured and no future services are required. The Company’s products are primarily microwave components, that are delivered to original equipment manufacturers (OEMs) and the military who are considered to be the end users.

The Company sells it products using a direct sales force and sales representatives. Contracts with customers do not include products right of returns or price protection. The estimated cost of products warranties is considered insignificant.

Shipping and Handling

The Company includes shipping and handling fees billed to customers, which totaled approximately $6,339 and $7,663 in fiscal 2006 and 2005, respectively, in net sales. Shipping and handling costs associated with inbound freight are included in cost of sales. Shipping and handling costs associates with outbound freight are included in the selling expenses.

Accounts Receivable

Accounts receivable relate to sales for which credit is extended based on the customer’s credit history. Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payments terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The company does not accrue interest on past due accounts.

For the fiscal years ended October 31, 2006 and 2005, there was no allowance for doubtful accounts.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using standard costs on the first-in, first-out method, which approximate actual costs.

Inventory items are reviewed regularly for excess and obsolete inventory based on an estimated forecast of the product demand. Demand for the Company’s products can be forecasted based on current backlog, customer options to reorder under existing contracts, the need to refit older units and parts needed for general repairs. Inventories that are in excess of future requirements are written down to their estimated realizable value based upon projected demand. Although management makes every effort to insure the accuracy of the forecasts of future product demand, any significant unanticipated changes in demand or technological developments could have an impact on the level of obsolete material in the Company’s inventories and operating results could be affected accordingly.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided over the estimated useful lives of the assets utilizing both the straight-line and accelerated methods. The estimated useful lives of the various classes of assets range from 5 to 10 years. Leasehold improvements are amortized over the shorter of the life of the asset or term of the lease considering lease renewal options are reasonably assured.

Expenditures for major renewals and betterments are capitalized and maintenance and repairs are charged to operations as incurred.

Upon the sale or retirement of assets, the cost and related accumulated depreciation and amortization are eliminated from the accounts, and any resulting profit or loss is reflected in the results of operations.

MICA Microwave Corporation

Notes to the Financial Statements

October 31, 2006 and 2005

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Revenue

Cash received in advance of revenue earned is recorded as deferred revenue. For the fiscal years ended October 31, 2006 and 2005, there was no outstanding deferred revenue account.

Income Taxes

The provision for income taxes is determined in accordance with the provisions of SFAS No. 109, “Accounting for Income Taxes”, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided when, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Leases

Leases that transfer substantially all of the risks and benefits of ownership are capital leases. Other leases are operating leases. Capital leases are included in property and equipment and are amortized using the straight-line method over the respective terms. Operating leases are expensed over the terms of the leases using the straight-line method.

Recent Accounting Pronouncements

In July 2006, FASB issued Interpretation 48, “Accounting for Uncertainty in Income Taxes: an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies SFAS 109, and indicates criterion that an individual tax position must satisfy for some or all of the benefits of that position to be recognized in the financial statements. FIN 48 first becomes applicable to the Company in fiscal 2008. Under FIN 48, a company should evaluate a tax position using a two-step process:

(a)	Evaluate the position for recognition: a company should recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely-than-not sustain the position following an audit.

(b)	Measure the benefit amount for tax position that meets the more-likely-than-not threshold. The amount recognized in the financial statements should be the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

FIN 48 contains significant disclosure requirements, including a tabular reconciliation of the beginning and ending balances of unrecognized tax benefits, unrecognized tax benefits that, if recognized, would affect the effective tax rate, as well as information concerning tax positions for which a material change in the liability for unrecognized tax benefits is reasonably possible within the next 12 months.

The scope of FIN 48 includes all tax positions accounted for in accordance with SFAS 109. The term tax position includes, but is not limited to, the following:

1.	A decision not to file a tax return in a jurisdiction

2.	The allocation of income between jurisdictions

3.	The characterization of income in the tax return

4.	A decision to exclude taxable income in the tax return

5.	A decision to classify a transaction, entity, or other position as tax-exempt in the tax return

The Company is currently evaluating the effect this pronouncement may have on its financial position and results of operations.

NOTE C – INVENTORIES - NET

The components of inventories are as follows:

	October 31,
	2006	2005
Raw materials	$770,247	$763,573
Work in process	547,971	428,097
Finished goods	60,428	62,314

Total	$1,378,646	$1,253,984

MICA Microwave Corporation

Notes to the Financial Statements

October 31, 2006 and 2005

NOTE D – PROPERTY AND EQUIPMENT – NET

Property and equipment are as follow:

	2005	2006
Computer equipment	$181,097	$167,018
Furniture and fixtures	152,725	150,440
Operating equipment	952,140	882,889
Office equipment	67,724	67,724
Leasehold improvements	69,239	53,570

Property and equipment at cost	1,422,925	1,321,641
Less accumulated depreciation and amortization	(1,027,360)	(955,020)

	$395,565	$366,621

Depreciation and amortization expense related to property and equipment amounted to $72,339 and $74,620 for the years ended October 31, 2006 and 2005, respectively.

NOTE E – INCOME TAXES

Deferred income taxes consist of federal and state income taxes applicable to the following temporary differences between transactions recognized for financial reporting and tax reporting purposes.

2006

	Tax	Current	Long-Term
Temporary differences resulting in future benefits:

Inventory reserve	$155,324	$155,324	$—
Amortization of goodwill	38,839	—	38,839

Temporary differences resulting in future liability:
Accrued vacation	(2,008)	(2,008)	—
Depreciation	(91,341)	—	(91,341)

Net deferred tax asset	$100,814	$153,316	$(52,502)

2005

	Tax	Current	Long-Term
Temporary differences resulting in future benefits:

Amortization of goodwill	$25,328	$—	$25,328
Inventory reserve	66,929	66,929	—
State net operating loss carryforwards	8,076	—	8,076
Accrued vacation	317	317	—

Temporary differences resulting in future liability:
Depreciation	(32,535)	—	(32,535)

Net deferred tax asset	$68,115	$67,246	$869

MICA Microwave Corporation

Notes to the Financial Statements

October 31, 2006 and 2005

NOTE E –INCOME TAXES - Continued

The provision for (benefit of) income taxes based on income consists of the following at October 31, 2006 and 2005:

	2006	2005
Federal income tax	$113,050	$1,219
California franchise tax	26,839	800
Deferred income tax adjustment	(32,699)	15,563

	$107,190	$17,582

The provision for income taxes differs from the expected income tax expense due to permanent differences, California corporate income taxes, depreciation, tax rates and changes in tax estimates.

NOTE F – NOTES PAYABLE

	2006	2005
Note payable – Commercial note, due in monthly interest (5.50%) and principal installments, maturing June 2009, secured by a commercial security agreement and stockholder guarantees.	$87,398	$115,003

Note payable – Commercial note, due in monthly interest (5.50%) and principal installments, maturing January 2008, secured by a commercial security agreement and stockholder guarantees	93,215	167,787

	180,613	282,790
Less current portion	104,960	103,709

	$75,653	$179,081

Scheduled Maturities – Long Term:

October 31,	Amount
2008	$51,736
2009	23,917

$75,653

NOTE G – LINE OF CREDIT

The Company renewed a line of credit with a bank in fiscal 2005 with a borrowing limit of $750,000. Interest is payable at the bank’s reference rate plus 1.25%. The line of credit is secured by a commercial security agreement and stockholder guarantees and is subject to restrictive covenants and matures in July 2007. Borrowings under the line of credit, which amounted to $512,651 and $630,765 at October 31, 2006 and 2005, respectively, are collateralized by substantially all assets of the Company. The outstanding balance on this line of credit was paid on June 18, 2007

The Company is required to meet certain financial covenants including net worth ratio, quick ratio, debt service coverage, minimum tangible net worth and minimum working capital requirement. As of October 31, 2006, the Company was in compliance with their financial covenants.

MICA Microwave Corporation

Notes to the Financial Statements

October 31, 2006 and 2005

NOTE H - CAPITAL LEASE OBLIGATIONS

The Company acquired various test equipment under capital lease obligations.

The capitalized cost of this equipment was $111,737, less accumulated depreciation of $27,310 and $11,347 as of October 31, 2006 and 2005, respectively, and is included in property and equipment in the accompanying financial statements.

Depreciation expense incurred on this equipment during the years ended October 31,2006 and 2005 was $15,963 and $11,347, respectively

The future minimum lease payments under this capital lease are as follows:

October 31, 2005
Beginning balance	$28,467
Less amount representing interest	(3,134)

Present value of future payments as at fiscal year 2005	25,333
Less current portion as at fiscal year 2005	(25,333)

Long-term portion	$—

NOTE I – COMMITMENTS AND CONTINGENCIES

Lease Commitment

The Company leases the facility where it conducts business. The lease expires in December 2008 and requires monthly rental payments that are adjusted manually.

Rent expense for the years ended October 31, 2006 and 2005 was $145,118 and $144,808, respectively.

The Company operates its headquarters and warehouse facility under a non cancellable operating lease. The lease contains a 10- year renewal option.

The approximate future minimum rental commitments on real estate as of October 31, 2006 for the leases are as follows:

October 31,
2007	$135,384
2008	139,446
2009	23,354

Total minimum lease payments	$298,184

NOTE J - STOCKHOLDERS’ EQUITY

During the 2006 and 2005 fiscal years, the Company received $37,500 and $21,667, respectively, from two key employees for the remaining balance of subscribed common stock representing 26,000 shares issued at $2.50 per share.

NOTE K - FINANCIAL INSTRUMENTS

Financial Instruments

The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments, which include cash, accounts receivable, and accounts payable, does not materially differ from the aggregate carrying values recorded in the accompanying balance sheet, primarily due to the short maturities of those instruments.

MICA Microwave Corporation

Notes to the Financial Statements

October 31, 2006 and 2005

NOTE K - FINANCIAL INSTRUMENTS - Continued

Concentration of Credit Risk

The Company manufactures microwave products and grants credit to its customers, substantially all of whom are involved in defense and communication industries.

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

NOTE L - PROFIT SHARING PLAN

As of September 1, 1996, the Company established a trusteed profit sharing plan under Section 401k of the Internal Revenue Code of 1986 as amended. The Company may contribute a discretionary employee deferral up to the first 5% of elective deferral to eligible employees.

For the profit sharing plan’s years ended October 31, 2006 and 2005, the Company made no contributions.

NOTE M - SUBSEQUENT EVENT

The Company merged with Micronetics, Inc., a Delaware corporation on June 5, 2007. In exchange for the consideration paid under the merger agreement, Micronetics acquired from the shareholders of the Company all the issued and outstanding shares of the Company’s capital stock. The transaction is structured as a merger of MICA Microwave Corporation into a newly organized wholly owned subsidiary of Micronetics, Inc. The transaction is also structured so as to qualify as a tax free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.